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                                                                EXHIBIT 99.g(iv)

                              AMENDMENT NUMBER 3 TO
                               CUSTODIAN AGREEMENT

      Pursuant to the Custodian Agreement between State Street Bank and Trust Company and The Hartford Mutual Funds, Inc. (formerly known as ITT Hartford Mutual Funds, Inc.) dated July 15, 1996, as amended by Amendment Number 1 to Custodian Agreement dated December 31, 1997 and Amendment Number 2 to Custodian Agreement dated April 30, 1998 (the "Agreement"), The Hartford Global Leaders Fund and The Hartford High Yield Fund are hereby included as additional Funds. All provisions in the Agreement shall apply to The Hartford Global Leaders Fund and The Hartford High Yield Fund.

      IN WITNESS WHEREOF, the parties hereto have caused this amendment to be executed on the 21st day of September, 1998.

                                    STATE STREET BANK AND TRUST COMPANY

                                    By: /s/ Ronald E. Logue
                                       ---------------------------------------
                                           Ronald E. Logue
                                    Title:  Executive Vice President


                                    THE HARTFORD MUTUAL FUNDS, INC.
                                    on behalf of:
                                    The Hartford Global Leaders Fund
                                    The Hartford High Yield Fund

                                    By: /s/ Joseph H. Gareau
                                       ---------------------------------------
                                          Joseph H. Gareau
                                          President